UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 14, 2006

ELECTRUM MINING LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-51699	98-0434381
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID)
incorporation)

808 Nelson Street, Suite 2103
Vancouver, British Columbia
Canada V6Z 2H2
(Address of principal executive offices and Zip Code)

(604) 684-7619
(Registrant's telephone number, including area code)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

          On September 14, 2006, Staley, Okada & Partners was acquired by PricewaterhouseCoopers and have resigned as the Company’s auditors.

          Staley, Okada & Partners’ report on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. In connection with its audit for the most recent fiscal year, or the subsequent interim periods through September 14, 2006, there were no disagreements with Staley, Okada & Partners on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

          During the year ended September 30, 2005 through the date of resignation and through the date of our acceptance of Staley, Okada & Partners resignation, there were no disagreements with Staley, Okada & Partners on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Staley, Okada & Partners, would have caused Staley, Okada & Partners to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements for such periods.

          On September 21, 2006, we delivered a copy of this report to Staley, Okada & Partners. The Company has requested a letter addressed to the SEC stating whether or not it agrees with the foregoing, but as of the date of this report has not received a written response from Staley, Okada & Partners.

          On September 20, 2006, we engaged Cacciamatta Accountancy Corporation, an independent registered firm of Certified Public Accountants, as our independent accountants with the approval of our board of directors.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

          Dated this 22nd day of September, 2006.

ELECTRUM MINING LIMITED

BY:	DOUGLAS W. SCHEVING
Douglas W. Scheving
President, Principal Executive Officer, Principal
Financial Officer and a member of the board of
directors.